Exhibit 4.13

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER ARE SUBJECT TO AND HAVE THE BENEFIT OF (1) A WARRANTHOLDERS RIGHTS AGREEMENT DATED AS OF JANUARY 17, 1997 AMONG PERINI CORPORATION AND THE INITIAL WARRANTHOLDERS LISTED ON THE SIGNATURE PAGES THEREOF AND (2) A SECURITYHOLDERS AGREEMENT DATED AS OF JANUARY 17, 1997 AMONG PERINI CORPORATION AND THE SERIES B SHAREHOLDERS AND INITIAL WARRANTHOLDERS LISTED ON THE SIGNATURE PAGES THEREOF, A COPY OF EACH OF WHICH IS ON FILE WITH PERINI CORPORATION.

Dated: January 17, 1997

WARRANT

To Purchase                  Shares of Common Stock of

PERINI CORPORATION

Expiring January 17, 2007

THIS IS TO CERTIFY THAT, for value received,                                                           or its registered assigns (the “Holder”) is entitled to purchase from Perini Corporation, a Massachusetts corporation (with its successors, the “Company”), at any time or from time to time after 9:00 a.m., New York City time, on the Earliest Exercise Date (as defined herein) and prior to 5:00 p.m., New York City time, on January 17, 2007 (the “Expiration Date”), at the place where the Warrant Agency (as defined herein) is located, at a price per share equal to the Exercise Price (as defined herein), the number of shares of common stock of the Company, par value $1.00 per share (the “Common Stock”) shown above, all subject to adjustment and upon the terms and conditions hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

This Warrant is one of the Warrants (as defined herein) of the same form and having the same terms as this Warrant, entitling the holders initially to purchase up to an aggregate of 420,000 shares of Common Stock. The Warrants have been issued pursuant to the Amended and Restated Credit Agreement dated as of January 17, 1997 (as amended from time to time, the “Credit Agreement”) among the Company, the Banks listed therein and Morgan Guaranty Trust Company of New York, as Agent, and the Holder is entitled to certain benefits as set forth therein, to certain benefits described in the Warrantholders Rights Agreement dated as of January 17, 1997 among the Company and the Initial Warrantholders listed on the signature pages thereof (as amended from time to time, the “Warrantholders Rights Agreement”) and to certain benefits described in the Securityholders Agreement dated as of January 17, 1997 among the Company and the Series B Shareholders and Initial Warrantholders listed on the signature pages thereof (as amended from time to time, the “Securityholders Agreement”). The Company shall keep a copy of the Credit Agreement, the Warrantholders Rights Agreement and the Securityholders Agreement, and any amendments thereto, at the Warrant Agency and shall furnish, without charge, copies thereof to the Holder upon request.

ARTICLE I

DEFINITIONS

The following terms, as used in this Warrant, have the following meanings:

“BHC Act” means the Bank Holding Company Act of 1956, as amended.

“Business Day” means (a) if Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for business or (b) if Common Stock is not so listed or admitted to trading, a day on which the New York Stock Exchange is open for business.

“Capital Reorganization” has the meaning set forth in Section 5.5.

“Closing Price” on any day means (a) if the Common Stock is listed or admitted for trading on a national securities exchange, the reported last sales price regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case on the principal national securities exchange on which Common Stock is listed or admitted to trading, or (b) if Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by NASDAQ or any comparable system.

“Common Stock” has the meaning set forth in the first paragraph of this Warrant, subject to adjustment pursuant to Article V.

“Common Stock Distribution” has the meaning set forth in Section 5.3(a).

“Common Stock Reorganization” has the meaning set forth in Section 5.2.

“Company” means Perini Corporation, a Massachusetts corporation, and its successors.

“Convertible Securities” has the meaning set forth in Section 5.3(b)

“Credit Agreement” has the meaning set forth in the second paragraph of this Warrant.

“Earliest Exercise Date” means the date occurring after the date hereof that is the earliest to occur of: (i) the third anniversary of the date hereof; (ii) any date when an “ownership change” within the meaning of Section 382(g) of the Internal Revenue Code of 1986, as amended, shall have occurred; (iii) any date when the Company or any shareholder of the Company shall enter into a definitive agreement for any merger, consolidation, recapitalization, reorganization, restructuring or other business combination with respect to the Company or all or any substantial portion of the assets of the Company which will result in such an “Ownership change”; and (iv) any date when any Person shall have made a definitive offer to purchase shares of Common Stock constituting at least 5% of the shares of Common Stock then outstanding, on a Fully Diluted Basis.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

“Exercise Price” means the Market Price per share of Common Stock on the Effective Date (as defined in the Credit Agreement), subject to adjustment pursuant to Article V.

“Expiration Date” has the meaning set forth in the first paragraph of this Warrant.

“Fair Market Value” means fair market value as determined in good faith by the Board of Directors of the Company after consultation with and receipt of a written report thereon from an independent investment bank of national repute selected by the Company and acceptable to the Majority Holders (which written report will be made available to each of the Warrantholders prior to any determination of fair market value).

“Fully Diluted Basis” means, with respect to any determination or calculation, that such determination or calculation is performed on a fully diluted basis determined in accordance with GAAP.

“GAAP” means generally accepted accounting principles as in effect from time to time.

“Holder” has the meaning set forth in the first paragraph of this Warrant.

“Majority Holders” means, at any time, the holders of Warrants entitling such holders to purchase not less than 60% of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants at the time outstanding (exclusive of any Warrants then owned by the Company or any Subsidiary or Affiliate (in each case, as defined in the Credit Agreement) thereof).

“Market Price” means, on any date, the unweighted average of the daily Closing Prices per share of Common Stock for the five consecutive Business Days prior to such date: provided that for purposes of the application of Section 5.3 to a Common Stock Distribution pursuant to a public offering registered under the Securities Act. “Market Price” means the Closing Price per share of Common Stock on the Business Day immediately preceding the effective date of the registration statement with respect to such public offering; and provided further that if the Common Stock is not listed or admitted to trading on any national securities exchange, nor reported on NASDAQ or any comparable system, “Market Price” means the Fair Market Value of a share of Common Stock (determined without giving effect to any discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock).

“NASD” means The National Association of Securities Dealers, Inc.

“NASDAQ” means The National Association of Securities Dealers, Inc. Automated Quotation System.

“Options” has the meaning set forth in Section 5.3(b).

“Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

“Regulation Y Holder” means a holder of Warrants or a holder of Warrant Shares, if such holder is a bank holding company within the meaning of the BHC Act or a subsidiary thereof subject to Regulation Y under the BHC Act.

“Rights Agreement” means the Shareholder Rights Agreement dated as of September 23, 1988, as amended and restated as of May 17, 1990, as the same may be amended from time to time.

“Securities Act” means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

“Special Dividend” has the meaning set forth in Section 5.4.

“Warrant Agency” has the meaning set forth in Section 3.1.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

“Warrantholder” means a holder of a Warrant.

“Warrantholders Rights Agreement” has the meaning set forth in the second paragraph of this Warrant.

“Warrants” shall mean this Warrant and the other Warrants issued pursuant to Section 2.18 of the Credit Agreement, as the same may be amended from time to time, and all warrants issued upon transfer, division or combination of, or in substitution for, this Warrant or any other Warrants. All Warrants shall at all times be identical as to terms and conditions, except as to the number of shares of Common Stock for which a Warrant may be exercised.

All references herein to “days” shall mean calendar days unless otherwise specified.

ARTICLE II

EXERCISE OF WARRANTS

SECTION 2.1. Method of Exercise.

(a) To exercise this Warrant in whole or in part, the Holder shall deliver on any Business Day to the Company, at the Warrant Agency:

(i) this Warrant;

(ii) a written notice of such Holder’s ejection to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased (which shall be a whole number of shares if for less than all the shares then issuable hereunder). the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered; and

(iii) payment of the Exercise Price with respect to such shares.

Payment of the Exercise Price with respect to any shares may be made, at the option of the Holder, either (x) by cash, certified or bank cashier’s check or wire transfer in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being exercised or (y) by receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus (ii) the number of Warrant Shares having a value, based on the Closing Price on the Business Day immediately prior to the date of such exercise, equal to the product of (x) the Exercise Price times (y) the number of Warrant Shares as to which this Warrant is being exercised.

(b) The Company shall, as promptly as practicable and in any event within five Business Days after receipt of such notice and payment, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said notice together with cash in lieu of any fractions of a share as provided in Section 2.3. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of shares of Common Stock, as of the date the aforementioned notice and payment is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder.

(c) The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivery of the aforementioned notice of exercise or promptly upon receipt of a written request of the Company for payment.

SECTION 2.2. Shares to be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and, if such class of Common Stock is then listed on any national securities exchange (as defined in the Exchange Act) or quoted on NASDAQ, shall be duly listed or quoted thereon as the case may be.

SECTION 2.3. No Fractional Shares Required to be Issued. The Company shall not be required to issue any fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section 2.3, be issuable upon final exercise of this Warrant, in lieu of such fractional share the Company shall pay to the Holder, in cash, an amount equal to the same fraction of the Market Price per share of Common Stock on the Business Day on the date of such exercise.

SECTION 2.4. Share Legend. Each certificate for shares of Common Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS SECURITY IS ALSO SUBJECT TO AND HAS THE BENEFIT OF (1) A WARRANTHOLDERS RIGHTS AGREEMENT DATED AS OF JANUARY 17, 1997 AMONG PERINI CORPORATION AND THE INITIAL WARRANTHOLDERS LISTED ON THE SIGNATURE PAGES THEREOF AND (2) A SECURITYHOLDERS

AGREEMENT DATED AS OF JANUARY 17, 1997 AMONG PERINI CORPORATION AND THE SERIES B SHAREHOLDERS AND INITIAL WARRANTHOLDERS LISTED ON THE SIGNATURE PAGES THEREOF COPIES OF EACH OF WHICH ARE ON FILE WITH PERINI CORPORATION.”

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public offering pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

SECTION 2.5. Reservation. The Company has duly reserved and will, keep available for issuance upon exercise of the Warrants the total number of Warrant Shares deliverable from time to time upon exercise of all Warrants from time to time outstanding. The Company will not permit the par value of a share of Common Stock to be greater than the Exercise Price per share without the consent of the Majority Holders.

ARTICLE III

WARRANT AGENCY; TRANSFER; EXCHANGE AND

REPLACEMENT OF WARRANTS

SECTION 3.1. Warrant Agency. As long as any of the Warrants remain outstanding, the Company shall perform the obligations of and be the warrant agency with respect to the Warrants (the “Warrant Agency”) at its address set forth in the Credit Agreement or at such other address as the Company shall specify by notice to all Warrantholders.

SECTION 3.2. Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until due presentment of this Warrant for registration of transfer as provided in this Article III.

SECTION 3.3. Transfer of Warrant. The Company agrees to maintain at the Warrant Agency books for the registration of transfers of the Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant duly executed by the Holder or its duly authorized agent or attorney, with (if the Holder is a natural person) signatures guaranteed by a bank or trust company or a broker or dealer registered with the NASD, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender and, if required such payment and compliance with the requirements of any legend set forth thereon, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment (which shall be whole numbers of shares only) and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and. this Warrant shall promptly be canceled.

SECTION 3.4. Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants upon presentment of this Warrant and of any other Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations (which shall be whole numbers of shares only) in which the new Warrant or Warrants are to be issued, signed by the holders and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 3.3 as to any transfer or assignment which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

SECTION 3.5. Loss, Theft, Destruction or Mutilation of Warrant Certificates. Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company (it being understood and agreed that if the holder of such Warrant is a Bank (as defined in the Credit Agreement), then a written agreement of indemnity given by such Bank alone shall be satisfactory to the Company and no further security shall be required) or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

SECTION 3.6. Expenses of Delivery of Warrants. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder.

ARTICLE IV

CERTAIN RIGHTS

SECTION 4.1. Rights and Obligations under the Warrantholders Rights Agreement. This Warrant is entitled to the benefits and subject to the terms of the Warrantholders Rights Agreement. The Company shall keep or cause to be kept a copy of the Warrantholders Rights Agreement and any amendments thereto, at the Warrant Agency and shall furnish, without charge copies thereof to the Holder upon request.

SECTION 4.2. Financial Statements and Other Information. The Company will, and will cause its subsidiaries to maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP, and will deliver to each of the Warrantholders:

(a) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed: and

(b) with reasonable promptness, such other information and data with respect to the Company or any of its subsidiaries as from time to time may be reasonably requested by any Warrantholder, including for purposes of determining whether the Earliest Exercise Date shall have occurred.

ARTICLE V

ANTIDILUTION PROVISIONS

SECTION 5.1. Adjustment Generally. The Exercise Price and the number of shares of Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this Article V; provided that notwithstanding anything to the contrary contained herein, the Exercise Price shall not be less than the par value of the Common Stock.

SECTION 5.2. Common Stock Reorganization. If the Company shall subdivide its outstanding shares of Common Stock (or any class thereof) into a greater number of shares or consolidate its outstanding shares of Common Stock (or any class thereof) into a smaller number of shares (any such event being called a “Common Stock Reorganization”), then (a) the Exercise Price shall be adjusted, effective immediately after the effective date of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective dare by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (b) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization.

SECTION 5.3. Common Stock Distribution. (a) If the Company shall issue, sell or otherwise distribute any shares of Common Stock, other than pursuant to a Common Stock Reorganization (which shall be governed by Section 5.2 hereof) (any such event, including any event described in Section 5.3(b) or Section 5.3(c) below, being herein called a “Common Stock Distribution”), for a consideration per share that is less than the Market Price per share of Common Stock on the date of such Common Stock Distribution, then, effective upon such Common Stock Distribution, the Exercise Price shall be reduced to the lowest of the prices (calculated to the nearest one-thousandth of one cent) determined as provided in clauses (i), (ii) and (iii) below:

(i) if the Company shall receive any consideration for the Common Stock issued, sold or distributed in such Common Stock Distribution, the consideration per share of Common Stock received by the Company upon such issue, sale or distribution;

(ii) by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution multiplied by the then existing Exercise Price, plus (2) the consideration, if any, received by the Company upon such Common Stock Distribution by (B) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution; and

(iii) by multiplying the Exercise Price on the Business Day immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution multiplied by such Market Price per share on the date of such Common Stock

Distribution, plus (B) the consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of (1) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution multiplied by (2) the Market Price per share on the date of such Common Stock Distribution.

If any Common Stock Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this Section 5.3(a), including by operation of Section 5.3(b) or 5.3(c) below, then, effective at the time such adjustment is made, the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Distribution by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such Common Stock Distribution and the denominator of which shall be the sum of the number of shares outstanding immediately before giving effect to such Common Stock Distribution (both calculated on a Fully Diluted Basis) plus the number of shares of Common Stock with the aggregate consideration received by the Company with respect to such Common Stock Distribution would purchase at the Market Price per share of Common Stock on the date of such Common Stock Distribution. In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

The provisions of this Section 5.3(a), including by operation of Section 5.3(b) or 5.3(c) below, shall not operate to increase the Exercise Price or reduce the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

(b) If after the date hereof the Company shall issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights, warrants or options being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such Options or the rights to convert or exchange any such Convertible Securities in respect of such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities in respect of such Options (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Market Price per share of Common Stock on the date of granting such Options, then, for purposes of Section 5.3(a) above, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration of such price per share, determined as provided above, therefor. Except as otherwise provided in this Warrant (including Sections 5.3(d) and 5.3(g) below), no additional adjustment of the Exercise Price shall be made upon the actual exercise of any Options or upon conversion or exchange of any Convertible Securities, notwithstanding any change in the Market Price between the date of issuance, sale, distribution or grant and the date of exercise, conversion or exchange.

(c) If the Company shall issue, sell or otherwise distribute (including by assumption) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the aggregate amount received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Market Price per share of Common Stock on the date of such issuance, sale or distribution, then, for purposes of Section 5.3(a) above, the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in this Warrant (including Sections 5.3(d) and 5.3(g) below), no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of any Convertible Securities, notwithstanding any change in the Market Price between the date of issuance, sale or distribution and the date of conversion or exchange.

(d) If (i) the purchase price provided for in any Option referred to in Section 5.3(b) above or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 5.3(b) or

5.3(c) above or the rate at which any Convertible Securities referred to in Section 5.3(b) or 5.3(c) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Article V, in accordance with 5.6(b)), or (ii) any of such Options or Convertible Securities shall have terminated, lapsed or expired, the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price which would then be in effect had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (i) of this Section 5.3(d)) or had such adjustment not been made (in the case of any event referred to in clause (ii) of this Section 5.3(d)).

(e) If the Company shall pay a dividend or make any other distribution upon any capital stock of the Company payable in Common Stock, Options or Convertible Securities, then, for purposes of Section 5.3(a) above, such Common Stock, Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

(f) If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the Fair Market Value of such consideration, after deduction of any expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be. If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction, then such Options shall be deemed to have been issued (i) for such consideration as shall be allocated to such Options by the parties thereto, or (ii) in the absense of such an allocation by the parties thereto, by a reasonable determination made in good faith by the Board of Directors of the Company, or (iii) in the absence of such an allocation by the parties thereto and such a determination by the Board of Directors, without consideration.

(g) The distribution of the Rights pursuant to the Rights Agreement shall not be considered to be a Common Stock Distribution unless both a

“Distribution Date” and a “Section 11(a)(ii) Event” (in each case, as defined in the Rights Agreement) shall have occurred, in which case the later to occur of such events shall be deemed to constitute an issuance of rights to purchase Common Stock and, therefore, a Common Stock Distribution. If the Company shall enter into a new agreement that is comparable in purpose and effect to the Rights Agreement (as determined by the Board of Directors of the Company, whose determination shall be conclusive), the execution of the new agreement and a distribution under the new agreement of securities analogous to the distribution of Series A Junior Participating Preferred Stock under the Rights Agreement shall not be considered to be a Common Stock Distribution but, consistent with the immediately preceding sentence, a Common Stock Distribution shall occur upon the later to occur of events analogous to a “Distribution Event” and a “Section 11(a)(ii) Event” under the Rights Agreement.

SECTION 5.4. Special Dividends. If the Company shall issue or distribute to any holder or holders of shares of Common Stock evidences of indebtedness, any other securities of the Company or any cash, property or other assets (excluding a Common Stock Reorganization or a Common Stock Distribution), whether or not accompanied by a purchase, redemption or other acquisition of shares of Common Stock (any such nonexcluded event being herein called a “Special Dividend”). (a) the Exercise Price shall be decreased, effective immediately after the effective date of such Special Dividend, to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Market Price per share of Common Stock as of such effective date less any cash and the then fair market value of any evidences of indebtedness, securities or property or other assets issued or distributed in such Special Dividend with respect to one share of Common Stock, and the denominator of which shall be such Market Price per share and (b) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Special Dividend by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such Special Dividend and the denominator of which shall be the Exercise Price in effect immediately after such Special Dividend. A reclassification of Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of such Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as part of such reclassification, a Common Stock Reorganization.

SECTION 5.5. Capital Reorganizations. If there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger of which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization) in outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirery, or any recapitalization of the Company (any such event being called a “Capital Reorganization”), then effective upon the effective date of such Capital Reorganization, the Holder shall no longer have the right to purchase Common Stock, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if this Warrant had been exercised immediately prior to the effective date of such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall (a) execute and deliver to each Warrantholder and to the Warrant Agency an agreement as to the Warrantholders right in accordance with this Section 5.5. providing, to the extent of any right to purchase equity securities hereunder, for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Article V and (b) provide each Regulation Y Holder with an opinion of counsel reasonably satisfactory to such Regulation Y Holder and such other assurances as any Regulation Y Holder may reasonably request to the effect that the ownership and exercise of this Warrant by any Regulation Y Holder after giving effect to such Capital Reorganization shall not be prohibited by the BHC Act or the regulations thereunder; provided that no such opinion or assurances shall be required if ownership and exercise of this Warrant by such Regulation Y holder before giving effect to such Capital Reorganization shall be prohibited by the BHC Act or regulations thereunder. The provisions of this Section 5.5 shall similarly apply to successive Capital Reorganizations.

SECTION 5.6. Adjustment Rules. Any adjustments pursuant to this Article V shall be made successively whenever an event referred to herein shall occur, except that, notwithstanding any other provision of this Article V;

(a) no adjustment shall be made to the number of shares of Common Stock to be delivered to each Holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1 % or more of the number of shares to be so delivered;

(b) if any event occurs which shall cause an adjustment to be made pursuant to this Article V and such adjustment shall result in an adjustment in the conversion price at which a share of Series B Cumulative Convertible Preferred Stock of the Company shall be convertible into Common Stock by reason of provisions designed to protect the holders thereof against dilution, the resulting adjustment of such conversion price shall not cause any further adjustment pursuant to this Article V; and

(c) no adjustment shall be made pursuant to this Article V in respect of the issuance from time to time of shares of Common Stock upon the exercise of any of the Warrants.

If the Company shall take a record of the holders of its Common Stock for any purpose referred to in this Article V, then (i) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (ii) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Article V in respect of such action.

SECTION 5.7. Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article V, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that (a) the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the holders of Warrants are entitled to receive upon exercise thereof and (b) the ownership and exercise of any Warrant by any Regulation Y Holder shall not be prohibited by the BHC Act or the regulations thereunder.

SECTION 5.8. Notice of Adjustment. Not less than 10 nor more than 30 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Article V, the Company shall give notice to each Warrantholder of such even, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to each Warrantholder of such adjustment and computation promptly after such adjustment becomes determinable.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. Notices. Notices and other communications provided for herein shall be in writing and may be given by mail, courier, confirmed telex or facsimile transmission and shall, unless otherwise expressly required, be deemed given when received or, if mailed, four Business Days after being deposited in the

United States mail with postage prepaid and properly addressed. Notices and other communications to the Holder shall be addressed to its address as shown on the books maintained by the Warrant Agency, unless the Holder shall notify the Warrant Agency that notices and communications should be sent to a different address (or telex or facsimile number), in which case such notices and communications shall be sent to the address (or telex or facsimile number) specified by the Holder.

SECTION 6.2. Waivers; Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of step to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Majority Holders; provided, however, that no such amendment, modification or waiver shall, without the written consent of the holders of all Warrants at the time outstanding, (a) change the number of shares of Common Stock subject to purchase upon exercise of this Warrant, the Exercise Price or provisions for payment thereof or (b) amend, modify or waive the provisions of Section 2.5, this Section 6.2 or Article IV or V. The provisions of the Credit Agreement and the Warrantholders Rights Agreement may be amended, modified or waived only in accordance with the respective provisions thereof.

Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 6.2 or the applicable provisions of the Credit Agreement or the Warrantholders Rights Agreement shall be binding upon the holders of all Warrants and Warrant Shares, upon each future holder thereof and upon the Company. In the event of any such amendment, modification or waiver the Company shall give prompt notice thereof to all holders of Warrants and Warrant Shares and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

SECTION 6.3. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

SECTION 6.4. Transfer; Covenants to Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company or the Holder shall bind its successors and assigns, whether so expressed or not. This Warrant shall be transferable and assignable by the Holder hereof in whole or from time to time in part to any other Person and the provisions of this Warrant shall be binding upon and inure to the benefit of the Holder hereof and its successors and assigns.

SECTION 6.5. Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.6. Section Headings. The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, and its corporate seal to be hereunto affixed, arrested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

PERINI CORPORATION

By:

Name:
Title:

[Corporate Seal] Attest:

Name:
Title:

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